Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements: i) Form S-3 No. 333-85106  ii) Form S-8 Nos. 333-60588 and 333-60590 of our report dated January 15, 2003 with respect to the combined financial statements of Trex Medical France SA included in PracticeWorks, Inc.’s Form 8-K/A as of September 30, 2002 and 2001 and for the three years then ended.

Paris, February 4, 2003,

Barbier Frinault et Associés Ernst& Young Network /s/ Phillippe Mongin Philippe Mongin